SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC  20549
                          ---------------

                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): October 3, 1996
                                                             (August 20, 1996)
                                                          --------------------


                      SFX BROADCASTING, INC.
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        (Exact name of registrant as specified in charter)



       Delaware                0-22486               13-3649750
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   (State or Other    (Commission File No.)  (IRS Employer Identification No.)
    Jurisdiction
  of Incorporation)

150 East 58th Street, 19th Floor, New York, New York                     10155
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (212) 407-9191
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                                 N/A
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(Former name or former address, if changed since last report)






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ITEM 5. OTHER EVENTS

Amendment of Merger Agreement with Multi-Market Radio, Inc.; Settlement of Related Lawsuit
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      On September 30, 1996, SFX Broadcasting, Inc. (the "Company") entered into Amendment No. 3 to the Amended and Restated Agreement and Plan of Merger, as amended (the "Merger Agreement"), among the Company, SFX Merger Company, a wholly-owned subsidiary of the Company ("Acquisition Sub"), and Multi-Market Radio, Inc. ("MMR"). The Merger Agreement provides for the merger (the "Merger") of Acquisition Sub with and into MMR, as a result of which MMR will become a wholly-owned subsidiary of the Company. Amendment No. 3 increased the value of the shares of the Company to be issued in the Merger in respect of each share of stock of MMR from $12.00 to $12.50, which value is subject to adjustment downward in the event that the shares of Class A Common Stock of the Company trade below $32.00 during a specified period prior to the consummation of the Merger and adjustment upward in the event that the shares of Class A Common Stock of the Company trade above $44.00 during a specified period prior to the consummation of the Merger. No such adjustment will be made in the event that the shares of Class A Common Stock of the Company trade above $42.00 but at or below $44.00, as was previously the case. In the event that the shares of Class A Common Stock of the Company trade above $44.00 during the twenty trading days ending on the fifth trading day prior to the consummation of the Merger, the stockholders of MMR will be issued additional stock of the Company equal to 30% of the amount by which the shares of Class A Common Stock of the Company trade above $44.00. In the event that the shares of Class A Common Stock of the Company trade below $32.00 during such period, the stockholders of MMR will receive 0.3750 of a share of Class A Common Stock of the Company, implying a value of less than $12.00 per share of MMR, subject to further adjustment.

      In addition, Amendment No. 3 relieves the Company and MMR of any obligation to enter into a local marketing agreement ("LMA") with respect to certain radio stations acquired by the Company from Liberty Broadcasting Incorporated.

      In a complaint (Index No. 602056/96) dated April 18, 1996, Paul Pops, who purports to be a stockholder of MMR, brought suit in the Supreme Court of the State of New York against MMR, each of the directors of MMR and the Company, and Robert F.X. Sillerman, the Chief Executive Officer and controlling stockholder of the Company, seeking to enjoin the Merger, or, in the alternative, seeking monetary damages. On September 25, 1996, the parties entered into a Memorandum of Understanding, pursuant to which the parties reached an agreement in principle providing for the settlement of the action (the "Settlement"). Pursuant to the Settlement, the plaintiff has agreed that the ratio of shares of the Company to be received by the stockholders of MMR in the Merger, as set forth in Amendment No. 3, is fair to the public stockholders of MMR. The Settlement provides for the Company to pay plaintiff's counsel's fees as approved by the court. The Settlement is conditioned upon the (i) consummation of the Merger, (ii) completion of certain confirmatory discovery, and (iii) approval of the court. Pursuant to the Settlement, the defendants have denied, and continue to deny, that they committed any violations of law or have acted in bad faith. There can be no assurance that the court will approve the Settlement on the terms and conditions provided for therein, or at all.

      The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the copy thereof attached hereto as an exhibit, which is incorporated herein by reference.

Loan to Multi-Market Radio, Inc.
--------------------------------

      On September 4, 1996, the Company entered into a loan agreement with MMR pursuant to which the Company agreed to lend MMR $18.0 million to fund the acquisition of WKSS-FM, Hartford, Connecticut, by MMR and an additional $5.0 million for working capital. The loan bears interest at 12% per annum and the principal of the loan will be payable as follows: (i) if the Merger is consummated, the loan plus accrued interest shall be due within 30 days thereafter; (ii) if the Merger is terminated pursuant to certain sections of the Merger Agreement and MMR exercises its right pursuant to the Merger Agreement to acquire certain radio stations from SFX for an aggregate purchase price of $100 million, then (a) $750,000 of the outstanding principal of the loan, plus accrued interest thereon, shall be due on the date MMR exercises such option, (b) $17,250,000 of the outstanding principal of the loan, plus accrued interest thereon, shall be due upon the closing of such acquisitions, and (c) the balance of the loan, plus accrued interest thereon, shall be due on the date the Merger Agreement is terminated; (iii) if the Merger is terminated pursuant to certain sections of the Merger Agreement and the Company exercises its right pursuant to the Merger Agreement to exchange certain





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of its radio stations for certain of MMR's radio stations, then (a) $18.0 million of the outstanding principal of the loan, plus accrued interest thereon, shall be due on the date of the closing of such exchange and (b) the balance of the outstanding principal of the loan shall be due on the date the Merger Agreement is terminated; and (iv) if the Merger Agreement is terminated pursuant to certain sections of the Merger Agreement, the entire outstanding principal of the loan, plus accrued interest thereon, shall be due within 45 days of the date of such termination and $18.0 million of the outstanding principal shall be repaid in full by means of a transfer to the Company of MMR's ownership interest in WKSS-FM.

      To secure the loan, MMR pledged the shares of its wholly-owned subsidiary which acquired the assets of WKSS-FM to the Company. In addition, MMR granted the Company a security interest in all of the assets of such subsidiary to the extent permitted by law.

Acquisition of Radio Stations in Jackson, Mississippi
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      On August 29, 1996, the Company acquired radio stations WSTZ-FM and
WZRX-AM, both of which serve the Jackson, Mississippi market, for approximately $3.5 million from Lewis Broadcasting Corp. On January 26, 1996 MMR entered into an agreement to acquire these stations. The purchase price was determined by arms-length negotiations between the parties. In connection with entering into the Merger Agreement, the Company and MMR agreed that the Company would finance the purchase of such stations and that MMR would transfer the stations to the Company simultaneously with their purchase by MMR. The purchase price was financed from the proceeds of debt and equity offerings which the Company consummated in May 1996.

Acquisition and Disposition of Radio Stations in Louisville, Kentucky
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      On September 16, 1996, the Company acquired three radio stations serving the Louisville, Kentucky market from Prism Radio Partners L.P. for approximately $22.5 million. The purchase price was determined by arms-length negotiations between the parties. The purchase price was financed from the proceeds of debt and equity offerings which the Company consummated in May 1996. The Company sold these three radio stations to third parties in October 1996 for aggregate consideration of approximately $18.5 million.

Agreement to Acquire Radio Station in Albany, New York
------------------------------------------------------

      On August 23, 1996, the Company announced that it had agreed to acquire WYSR-FM, which serves the Albany, New York market, for approximately $1.0 million from Jarad Broadcasting Co. of New York Inc. The Company currently sells advertising a WYSR-FM pursuant to a joint sales agreement. The acquisition is subject to the prior approval of the Federal Communications Commission (the "FCC").

Agreement to Acquire Radio Stations in Charlotte, North Carolina
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      On September 4, 1996, the Company announced that it had entered into a letter of intent with EZ Communications, Inc. ("EZ") pursuant to which the Company will acquire WSSS-FM, WRFX-FM and WNKS-FM, each of which serves the Charlotte, North Carolina market, from EZ in exchange for WTDR-FM, Charlotte, North Carolina, and $64.8 million (the "Charlotte Exchange"). The Charlotte Exchange is subject to the prior approval of the FCC and the receipt of all applicable approvals and authorizations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). EZ is in the process of acquiring WRFX-FM and WNKS-FM. The Company has received a civil investigative demand from the Department of Justice's Antitrust Division relating to its investigation of a proposed acquisition of EZ by a third party, and there can be no assurance as to the impact of this investigation or the proposed acquisition on the Charlotte Exchange.


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Agreement to Acquire Radio Stations in Richmond, Virginia
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      On August 20, 1996, the Company announced that it had agreed to acquire a 96% interest in ABS Communications L.L.C. ("ABS"). Simultaneously with the consummation of this acquisition, ABS will acquire WKHK-FM and WBZU-FM, both of which operate in the Richmond, Virginia market. Upon the consummation of this acquisition, the Company will also assume ABS's LMAs with respect to WVGO-FM and WLEE-FM, both of which also operate in the Richmond, Virginia market, and will enter into LMAs with respect to WVGO-FM and WLEE-FM pending the consummation of the acquisition of these stations. The aggregate purchase price for the four stations is approximately $38.8 million, inclusive of certain transaction costs. The acquisition of ABS is subject to the prior approval of the FCC and the receipt of all applicable approvals and authorizations under the HSR Act.

Agreement to Acquire Radio Stations in Dallas, Texas
----------------------------------------------------

      On September 25, 1996, the Company entered into an agreement with CBS Inc., pursuant to which the Company agreed to exchange WHFS-FM, which serves the Baltimore/Washington, D.C. market, for KTXQ-FM and KRRW-FM, both of which serve the Dallas, Texas market. The agreement provides that, commencing on September 30, 1996, the Company may conduct due diligence activities in relation to the contemplated exchange of stations. The agreement further provides that a condition to the Company's obligation to consummate the exchange is that the Company shall have been satisfied that its due diligence review of the stations, assets and liabilities to be acquired and assumed by the Company shall not have revealed any fact or circumstance which shall have caused the Company to believe in good faith that proceeding with the exchange would adversely affect the Company; provided , however, that this condition is irrevocably deemed satisfied if the Company does not describe any such facts and circumstances in reasonable detail in writing to CBS Inc. on or prior to October 10, 1996. The failure of the above condition to be satisfied would allow the Company to terminate its agreement with CBS Inc. The exchange is subject to the prior approval of the FCC and the receipt of all applicable approvals and authorizations under the a HSR Act.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibits

     2.1 Amendment No. 3, dated as of September 30, 1996, to the Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, as amended on May 6, 1996 and July 30, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi-Market Radio, Inc.

     2.2 Asset Purchase Agreement between Lewis Broadcasting Corporation and Multi-Market Radio Acquisition Corp. (incorporated by reference to
          Exhibit 10.49 of the Form SB-2 of Multi-Market Radio, Inc. (Commission File No. 333-1712) filed on February 27, 1996).

     2.3 Form of letter of intent, dated August 28, 1996, between SFX Broadcasting, Inc. and EZ Communications, Inc.

     2.4 Form of letter of intent, dated August 9, 1996, between SFX Broadcasting, Inc., Kenneth A. Brown, ABS Communications, Inc., ABS Communications, L.L.C., ABS Richmond Partners, L.P., ABS Richmond Partners II, L.P., EBF, Inc. and EBF Partners.

     2.5 Asset Exchange Agreement, dated as of September 24, 1996, among WHFS, Inc., Liberty Broadcasting of Maryland Incorporated, SFX Broadcasting, Inc. and CBS Inc.

     2.6 Form of Asset Purchase Agreement between Jarad Broadcasting Company of Albany Inc. and Liberty Broadcasting of Albany, Incorporated.

     10.1 Loan Agreement, dated September 4, 1996, by and between Multi-Market Radio, Inc. and SFX Broadcasting, Inc. (incorporated by reference to
          Exhibit 10.1 of the Form 8-K of Multi-Market Radio, Inc. (Commission File No. 0-22080) filed on September 10, 1996).


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     10.2 Consent Agreement, dated May 17, 1996, by and among The Huff
          Alternative Income Fund, L.P., Multi-Market Radio, Inc. and SFX Broadcasting, Inc. (incorporated by reference to Exhibit 10.2 of the Form 8-K of Multi-Market Radio, Inc. (Commission File No. 0-22080) filed on September 10, 1996).

     10.3 Warrant to purchase 300,000 shares of Class A Common Stock of SFX Broadcasting, Inc., issued to Sillerman Communications Management Corporation.

     10.4 Warrant to purchase, subject to stockholder approval, 300,000 shares of Class A Common Stock of SFX Broadcasting, Inc. issued to Sillerman Communications Management Corporation.

     99.1 Press release, dated August 29, 1996, of SFX Broadcasting, Inc. announcing the acquisition of radio stations WSTZ-FM and WZRX-AM.

     99.2 Press release, dated August 23, 1996, of SFX Broadcasting, Inc. announcing its agreement to acquire WYSR-FM, Albany, New York.

     99.3 Press release, dated September 4, 1996, of SFX Broadcasting, Inc. announcing its agreement to acquire WSSS-FM, WRFX-FM and WNKS-FM, Charlotte, North Carolina.

     99.4 Press release, dated August 20, 1996, of SFX Broadcasting, Inc. announcing its agreement to acquire ABS Communications, L.L.C.

     99.5 Press release, dated September 26, 1996, of SFX Broadcasting, Inc. announcing the exchange of WHFS-FM, Baltimore/Washington, D.C., for KTXQ-FM and KRRW-FM, Dallas, Texas.




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                            SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    SFX BROADCASTING, INC.



                                    By: /s/ Robert F.X. Sillerman
                                       --------------------------
                                       Name: Robert F.X. Sillerman
                                       Title: Executive Chairman


Date: October 3, 1996




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                           EXHIBIT INDEX



  EXHIBITS                       DESCRIPTION
  --------                       -----------
 2.1      Amendment No. 3, dated as of September 30, 1996, to the Amended and
          Restated Agreement and Plan of Merger, dated as of April 15, 1996, as amended on May 6, 1996 and July 30, 1996, among SFX Broadcasting,
          Inc., SFX Merger Company and Multi-Market Radio, Inc.

 2.2      Asset Purchase Agreement between Lewis Broadcasting Corporation and
          Multi-Market Radio Acquisition Corp. (incorporated by reference to
          Exhibit 10.49 of the Form SB-2 of Multi-Market Radio, Inc.
          (Commission File No. 333-1712) filed on February 27, 1996).

 2.3      Form of letter of intent, dated August 28, 1996, between SFX
          Broadcasting, Inc. and EZ Communications, Inc.

 2.4      Form of letter of intent, dated August 9, 1996, between SFX
          Broadcasting, Inc., Kenneth A. Brown, ABS Communications, Inc., ABS
          Communications, L.L.C., ABS Richmond Partners, L.P., ABS Richmond
          Partners II, L.P., EBF, Inc. and EBF Partners.

 2.5      Asset Exchange Agreement, dated as of September 24, 1996, among
          WHFS, Inc., Liberty Broadcasting of Maryland Incorporated, SFX
          Broadcasting, Inc. and CBS Inc.

 2.6 Form of Asset Purchase Agreement between Jarad Broadcasting Company of New York Inc. and Liberty Broadcasting of Albany, Incorporated.

 10.1     Loan Agreement, dated September 4, 1996, by and between Multi-Market
          Radio, Inc. and SFX Broadcasting, Inc. (incorporated by reference to
          Exhibit 10.1 of the Form 8-K of Multi-Market Radio, Inc. (Commission
          File No. 0-22080) filed on September 10, 1996).

 10.2     Consent Agreement, dated May 17, 1996, by and among The Huff
          Alternative Income Fund, L.P., Multi-Market Radio, Inc. and SFX
          Broadcasting, Inc. (incorporated by reference to Exhibit 10.2 of the Form 8-K of Multi-Market Radio, Inc. (Commission File No. 0-22080) filed on September 10, 1996).

 10.3     Warrant to purchase 300,000 shares of Class A Common Stock of SFX
          Broadcasting, Inc., issued to Sillerman Communications Management
          Corporation.

 10.4 Warrant to purchase, subject to stockholder approval, 300,000 shares of Class A Common Stock of SFX Broadcasting, Inc. issued to
          Sillerman Communications Management Corporation.

 99.1     Press release, dated August 29, 1996, of SFX Broadcasting, Inc.
          announcing the acquisition of radio stations WSTZ-FM and WZRX-AM.

 99.2     Press release, dated August 23, 1996, of SFX Broadcasting, Inc.
          announcing its agreement to acquire WYSR-FM, Albany, New York.

 99.3     Press release, dated September 4, 1996, of SFX Broadcasting, Inc.
          announcing its agreement to acquire WSSS-FM, WRFX-FM and WNKS-FM, Charlotte, North Carolina.

 99.4     Press release, dated August 20, 1996, of SFX Broadcasting, Inc.
          announcing its agreement to acquire ABS Communications, L.L.C.

 99.5     Press release, dated September 26, 1996, of SFX Broadcasting, Inc.
          announcing the exchange of WHFS-FM, Baltimore/Washington, D.C., for KTXQ-FM and KRRW-FM, Dallas, Texas.